UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.

Enochian Biosciences Inc.
(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Enochian Biosciences Inc.

Amendment and Supplement to the Proxy Statement

For the Annual Meeting of Stockholders

To be Held on July 21, 2023 (adjourned on June 22, 2023)

EXPLANATORY NOTE

On May 16, 2023, Enochian Biosciences Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) its definitive proxy statement (the “Proxy Statement”) for the Company’s 2023 Annual Meeting of Stockholders (the “2023 Meeting”) to be held on Thursday, June 22, 2023, 12:00 P.M., Eastern Standard Time. On June 22, 2023, the 2023 Meeting was adjourned until Friday, July 21, 2023, 12:00 P.M., Eastern Standard Time, as a result of the Company not receiving enough votes to reach a quorum.

As disclosed on the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2023, following the adjournment of the Annual Meeting, on July 7, 2023, the Board of Directors of the Company approved and adopted an amendment to and restatement of the Company’s amended Bylaws (the “Amended and Restated Bylaws”). Pursuant to the Amended and Restated Bylaws, the presence of one-third of the shares entitled to vote at a meeting of stockholders will, as of the effective date of July 7, 2023, constitute a quorum.

The Company is voluntarily amending and supplementing the Proxy Statement with the information provided in this amendment and supplement to the Proxy Statement (the “Amendment and Supplement”) to clarify the quorum requirements for the 2023 Meeting.

Any proxies submitted by stockholders before the date of this Amendment and Supplement will be voted as instructed on those proxies, unless a stockholder changes his or her vote by submitting a later dated proxy. Stockholders should follow the instructions described in the Proxy Statement regarding how to submit proxies or vote at the 2023 Meeting.

THIS AMENDMENT AND SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Section references in the below disclosures are to sections in the Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Proxy Statement.

Amendments and Supplemental Disclosure

Proxy Statement

The text of the Proxy Statement under the heading “QUESTIONS AND ANSWERS ABOUT THE 2023 MEETING — What are the quorum requirements for the 2023 Meeting?” is amended and restated as follows (replaced text in strikethrough font and new text in bold and underlined font):

A: The presence in person or by proxy of at least ~~a majority~~ one-third of the issued and outstanding shares entitled to vote at the 2023 Meeting constitutes a quorum. Your shares will be counted as present at the 2023 Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote virtually at the 2023 Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

If a quorum is not present at the 2023 Meeting, the 2023 Meeting may be adjourned by the vote of the shareholders present at the 2023 Meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with the by-laws shall be given to each stockholder of record entitled to vote at the meeting.